                                                                Exhibit 23.1



                       CONSENT OF INDEPENDENT AUDITORS
                       -------------------------------


We hereby consent to the use in this Registration Statement on Form S-4 of Casella Waste Systems, Inc. of our reports dated July 22, 2003 relating to the financial statements and financial statement schedules of Casella Waste Systems, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, MA
July 24, 2003